                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ON2.COM INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          COLORADO                                      84-1280679
  (State or other jurisdiction                        (IRS Employer
  of incorporation or organization)                   Identification No.)

                             375 GREENWICH STREET,
                               NEW YORK, NY 10013
                                 (212) 941-2400
--------------------------------------------------------------------------------
              (Address of registrant's Principal Executive Offices)

     AMENDED AND RESTATED 1999 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                    Barry M. Shereck, Chief Financial Officer
                              375 Greenwich Street,
                               New York, NY 10013
                                 (212) 941-2400
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                        Copies of all communications to:
                                 Gary J. Kocher
                                Warren M. Clemans
                            Preston Gates & Ellis LLP
                          701 Fifth Avenue, Suite 5000
                                Seattle, WA 98104
                                 (206) 623-7580

Title of each class of                    Proposed maximum    Proposed maximum
   securities to be       Amount to be   offering price per  aggregate offering   Amount of registration
      registered         registered (1)       share (2)           price (2)               fee (2)
---------------------------------------------------------------------------------------------------------
 common stock, no par
         value              5,500,000          $22.50           $123,750,000              $32,670


         (1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock option plan described herein as the result of any future stock split, stock dividend or similar adjustment of On2.com's outstanding common stock.

         (2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on February 28, 2000, as reported on the American Stock Exchange.

The Exhibit Index appears after the Signature Page of this registration statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this registration statement:

         (a) On2.com's Transition Report on Form 10-KSB for the period from October 1, 1998 to December 31, 1998, filed with the Securities and Exchange Commission on September 28, 1999 and amended on October 21, 1999, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

         (b) Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission on June 10, 1999, August 23, 1999 and November 15, 1999.

         (c) The description of On2.com's common stock, which is contained in the Registration Statement on Form 10-SB filed on October 3, 1997 (Commission File No. 000-23171) in the section entitled "Item 8: Description of Securities," as amended by the registrant's Amendment No. 1 to Form 10-SB filed on April 7, 1998 (Commission File No. 000-23171).

         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities that may be offered under the Amended and Restated 1999 Incentive and Nonqualified Stock Option Plan will be passed upon for On2.com Inc. ("On2.com") by Preston Gates & Ellis LLP, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104. Attorneys who are partners or employed by Preston Gates & Ellis LLP who have provided advice with respect to this matter in the aggregate own fewer than 1,000 shares of On2.com's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         On2.com's Articles of Incorporation and Bylaws permit it to indemnify its officers and directors to the fullest extent permitted by law. The laws of the State of Colorado permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or who have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances. Under Colorado law, a director may not be relieved of liability for (i) breach of the director's duty of loyalty, (ii) knowing violation of the law, or (iii) any transaction from which the director directly or indirectly derived an improper personal benefit. On2.com believes that its right to indemnify its officers and directors is necessary to attract and retain qualified persons to serve in those capacities. On2.com has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

         On2.com maintains directors' and officers' liability insurance under which On2.com's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 8.  EXHIBITS.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page 5.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of February, 2000.

                                               ON2.COM INC.

                                               /s/ Barry M. Shereck
                                               --------------------------------
                                               Barry M. Shereck
                                               Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry M. Shereck and David S. Silver, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on February 29, 2000.

/s/ Daniel Miller                   President, Chief Executive Officer, Director
------------------------------      (principal executive officer)
Daniel Miller


/s/ Barry M. Shereck                Chief Financial Officer (principal financial
------------------------------      and accounting officer)
Barry M. Shereck


/s/ David Silver                    Chief Operating Officer, Director
------------------------------
David Silver


/s/ Jack L. Rivkin                  Director
-------------------------------
Jack L. Rivkin


/s/ Ajmal Khan                      Director
-------------------------------
Ajmal Khan

/s/ Stephen D. Klein                Director
-------------------------------
Stephen D. Klein



INDEX TO EXHIBITS

EXHIBIT NUMBER                              DESCRIPTION
-------------------------------------------------------
5.1               Opinion of Counsel regarding legality

23.1              Consent of Independent Public Accountant

23.2              Consent of Counsel (included in Exhibit 5.1)

24                Power of Attorney (contained within signature page)


                                        4


99.1              Amended and Restated 1999 Incentive and Nonqualified Stock Option Plan

99.2              1997 Amended and Restated Stock Option Plan (incorporated by reference in 1999 Plan)

99.3              1998 Stock Option Plan (incorporated by reference in 1999 Plan)


                                        5